UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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PRA Group, Inc.

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PRA Group, Inc. PLEASE VOTE NOW! Meeting Materials: Notice of Meeting, Proxy Statement and Annual Report. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held On June 17, 2025 For Stockholders of record as of April 21, 2025. PRA Group, Inc. Annual Meeting of Stockholders Tuesday, June 17, 2025, 2:00 PM Eastern Time To be held virtually For a convenient way to view proxy materials, VOTE, and obtain directions to participate in or attend the meeting online go to: https://web.viewproxy.com/ PRAGroup/2025 To vote your proxy while visiting this site, you will need the 11 digit control number in the box on this page. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a Proxy Card. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or email copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 10, 2025. TO ORDER PAPER MATERIALS, USE ONE OF THE FOLLOWING METHODS. Internet: https://web.viewproxy.com/PRAGroup/2025 Phone: 1-877-777-2857 Email: requests@viewproxy.com * If requesting material by email, please send a blank email with the 11 digit control number (located below) in the subject line. No other requests, instructions OR inquiries should be included with your email requesting material. Scan QR Code for Digital Voting CONTROL NUMBER SEE REVERSE FOR FULL AGENDA

PRA GROUP, INC. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” EACH NOMINEE ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. Proposal 1: Election of Directors 01 Adrian M. Butler 02 Marjorie M. Connelly 03 Steven D. Fredrickson 04 Dame Jayne-Anne Gadhia 05 Geir L. Olsen 06 Brett L. Paschke 07 Scott M. Tabakin 08 Peggy P. Turner 09 Lance L. Weaver Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. Proposal 3: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. Proposal 4: Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.